Exhibit E to
                                                Revolving Credit Agreement


                               ASSIGNMENT SUPPLEMENT


                  THIS ASSIGNMENT SUPPLEMENT, dated as of the date specified in Item 1 of Schedule I hereto, among the Transferor Bank specified in Item 2 of Schedule I hereto (the "Transferor Bank"), each Purchasing Bank specified in Item 3 of Schedule I hereto (each a "Purchasing Bank") and Mellon Bank, N.A., as Agent for the Banks under the Credit Agreement described below.

                                     Recitals:

                  A. This Assignment Supplement is being executed and delivered in accordance with Section 9.14(c) of the Revolving Credit Agreement, dated as of May 4, 1995 by and among Advanta Corp., a Delaware corporation (the "Company"), and Advanta National Bank, a national banking association (together with the Company, the "Borrowers"), the Banks parties thereto from time to time and Mellon Bank, N.A., a national banking association, as Agent for the Banks (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"). Capitalized terms used herein without definition have the meaning specified in the Credit Agreement.

                  B. Each Purchasing Bank (if it is not already a Bank) wishes to become a Bank party to the Credit Agreement.

                  C. The Transferor Bank is selling and assigning to each Purchasing Bank, and each Purchasing Bank is purchasing and assuming, a certain portion of the Transferor Bank's rights and obligations under the Credit Agreement, including, without limitation, the Transferor Bank's Commitment and Loans owing to it and any Notes held by it (the "Transferor Bank's Interests").

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Assignment Effective Notice. Upon receipt by the Agent of five counterparts of this Assignment Supplement (to each of which is attached a fully completed Schedule I and Schedule
        II), and each of which has been executed by the Transferor Bank, by each Purchasing Bank and by any other Person required by
        Section 9.14(c) of the Credit Agreement to execute this Assignment Supplement, the Agent will transmit to the Borrowers, the Transferor Bank and each Purchasing Bank an assignment effective notice, substantially in the form of Schedule III to this Assignment Supplement (an "Assignment Effective Notice"). The date specified in such Assignment Effective Notice as the date on which the transfer effected by this Assignment Supplement shall become effective (the "Assignment Effective Date") shall be the fifth Business Day following the date of such Assignment Effective Notice or such other date as shall be agreed upon among the







        Transferor Bank, the Purchasing Bank, the Agent and the Borrowers. From and after Assignment Effective Date, each Purchasing Bank (if not already a Bank party to the Credit Agreement) shall be a Bank party to the Credit Agreement for all purposes thereof having the respective interests in the Transferor Bank's interests reflected in this Assignment Supplement.

                  2. Purchase Price; Sale. At or before 12:00 Noon, local time at the Transferor Bank's office specified in Schedule III, on the Assignment Effective Date, each Purchasing Bank shall pay to the Transferor Bank, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Bank and such Purchasing Bank (the "Purchase Price"), of the portion being purchased by such Purchasing Bank (such Purchasing Bank's "Purchased Percentage") of the Transferor Bank's Interests. Effective upon receipt by the Transferor Bank of the Purchase Price from a Purchasing Bank, the Transferor Bank hereby irrevocably sells, assigns and transfers to such Purchasing Bank, without recourse, representation or warranty (express or implied) except as set forth in Section 6 hereof, and each Purchasing Bank hereby irrevocably purchases, takes and assumes from the Transferor Bank, such Purchasing Bank's Purchased Percentage of the Transferor Bank's Interests. The Transferor Bank shall promptly notify the Agent of the receipt of the Purchase Price from a Purchasing Bank ("Purchase Price Receipt Notice"). Upon receipt by the Agent of such Purchase Price Receipt Notice, the Agent shall record in the Register the information with respect to such sale and purchase as contemplated by Section 9.14(d) of the Credit Agreement.

                  3. Principal, Interest and Fees. All principal payments, interest, fees and other amounts that would otherwise be payable from and after the Assignment Effective Date to or for the account of the Transferor Bank in respect of the Transferor Bank's Interests shall, instead, be payable to or for the account of the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Assignment Supplement.

                  4. Closing Documents. Concurrently with the execution and delivery hereof, the Transferor Bank will request that the Company provide to each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) conformed copies of all documents delivered to such Transferor Bank on the Closing Date in satisfaction of conditions precedent set forth in the Credit Agreement.

                  5. Further Assurances. Each of the parties to this Assignment Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Supplement.







                  6. Certain Representations and Agreements. By executing and delivering this Assignment Supplement, the Transferor Bank and each Purchasing Bank confirm to and agree with each other and the Agent and the Banks as follows:

                  (a) Other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of the Credit Agreement or any other Loan Document, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, received under or in connection with, the Credit Agreement or any other Loan Document, or (iii) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any Lien or other direct or indirect security afforded or purported to be afforded by any of the Loan Documents or otherwise from time to time.

                  (b) The Transferor Bank makes no representation or warranty and assumes no responsibility with respect to
             (i) the performance or observance of any of the terms or conditions of the Credit Agreement or any other Loan Document on the part of either Borrower, (ii) the business, operations, condition (financial or otherwise) or prospects of the Borrowers or any other Person, or (iii) the existence of any Event of Default or Potential Default.

                  (c) Each Purchasing Bank confirms that it has received a copy of the Credit Agreement and each of the other Loan Documents, together with copies of the financial statements referred to in Sections 3.03 through 3.06 thereof, the most recent financial statements delivered pursuant to
             Section 5.01 thereof, if any, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment Supplement. Each Purchasing Bank confirms that it has made such analysis and decision independently and without reliance upon the Agent, the Transferor Bank or any other Bank.

                  (d) Each Purchasing Bank, independently and without reliance upon the Agent, the Transferor Bank or any other Bank, and based on such documents and information as it shall deem appropriate at the time, will make its own decisions to take or not take action under or in connection with the Credit Agreement or any other Loan Document.

                  (e) Each Purchasing Bank irrevocably appoints the Agent to act as Agent for such Purchasing Bank under the







             Credit Agreement and the other Loan Documents, all in accordance with Article VIII of the Credit Agreement and the other provisions of the Credit Agreement and the other Loan Documents.

                  (f) Each Purchasing Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Bank.

                  7. Schedule II. Schedule II hereto sets forth the revised Commitments of the Transferor Bank and each Purchasing Bank as well as administrative information with respect to each Purchasing Bank.

                  8. Governing Law. THIS ASSIGNMENT SUPPLEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO PRINCIPLES OF CHOICE OF LAW.

                  9. Counterparts. This Assignment Supplement may be executed on any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.


























                                                         Schedule I to
                                                     Assignment Supplement


                           COMPLETION OF INFORMATION AND
                       SIGNATURES FOR ASSIGNMENT SUPPLEMENT


        Re: Revolving Credit Agreement, dated as of May 4, 1995, by and among Advanta Corp., a Delaware corporation, and Advanta National Bank, a national banking association (the "Borrowers"), the Banks parties thereto from time to time and Mellon Bank, N.A., a national banking association, as Agent for the Banks (as amended, modified or supplemented from time to time, the "Credit Agreement")


        Item 1  (Date of                   [Insert date of
                Assignment Supplement):    Assignment Supplement]

        Item 2  (Transferor Bank):         [Insert name of Transferor
                                           Bank]

        Item 3  (Purchasing Bank[s]):      [Insert name[s] of
                                           Purchasing Bank[s]]

        Item 4  (Signatures of Parties
                to Assignment Supplement):


                                           [Name of Transferor Bank]     ,
                                         as Transferor Bank


                                      By:
                                         Title:


                                           [Name of Purchasing Bank]     ,
                                         as Purchasing Bank


                                      By:
                                         Title:


                                           [Name of Purchasing Bank]     ,
                                         as Purchasing Bank



                                      By:
                                         Title:











        The following two consents are required
        only when Purchasing Bank is not already a Bank or an Affiliate of a Bank:


        CONSENTED TO AND ACKNOWLEDGED:

        ADVANTA CORP.


        By:
           Title:



        MELLON BANK, N.A., as Agent


        By:
           Title:




        ACCEPTED FOR RECORDATION
          IN PURCHASING BANK REGISTER:

        MELLON BANK, N.A., as Agent


        By:
           Title:
























                                                         Schedule II to
                                                     Assignment Supplement


                        LIST OF LENDING OFFICES, ADDRESSES
                         FOR NOTICES AND COMMITTED AMOUNTS


        [Name of Transferor
          Bank]               Revised Commitment Amount:       $

                              Revised Commitment Percentage:


        [Name of Purchasing
          Bank]               New Commitment Amount:           $

                              New Commitment Percentage:


        Administrative Information
          for Purchasing Bank:

        Address:


        Attention:

        Telephone:
        Telecopier:






























                                                        Schedule III to
                                                     Assignment Supplement


                             TRANSFER EFFECTIVE NOTICE


        To:  [Insert Name of Borrower, Transferor
             Bank and each Purchasing Bank]


                  The undersigned, as Agent under the Revolving Credit Agreement, dated as of May 4, 1995, by and among Advanta Corp., a Delaware corporation, and Advanta National Bank, a national banking association (the "Borrowers"), the Banks parties thereto from time to time and Mellon Bank, N.A., a national banking association, as Agent for the Banks (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"), acknowledges receipt of five executed counterparts of a completed
        Assignment Supplement, dated           , 199 , from [name of
        Transferor Bank] to [name of each Purchasing Bank] (the "Assignment Supplement"). Terms defined in the Assignment Supplement are used herein as therein defined.

                  1.  Pursuant to the Assignment Supplement, you are
        advised that the Assignment Effective Date will be           ,
        199 . [Insert fifth Business Day following date of Transfer Effective Notice or other date agreed to among the Transferor Bank, the Purchasing Bank, the Agent and the Company.]

                  2. Pursuant to Section 9.14(c) of the Credit Agreement, the Transferor Bank has delivered to the Agent the Transferor Bank Notes.

                  3. Section 9.14(c) of the Credit Agreement provides that the Borrowers are to deliver to the Agent on or before the Assignment Effective Date the following Notes, each dated the date of the Note it replaces.

                  [Describe each new Note for Transferor Bank and Purchasing Bank as to Borrower, date (as required by the Credit Agreement), principal amount and payee.]

                  4. The Assignment Supplement provides that each Purchasing Bank is to pay its Purchase Price to the Transferor Bank at or before 12:00 o'clock Noon, local time at the Transferor Bank's lending office specified in Schedule II to the Assignment Supplement, on the Assignment Effective Date in immediately available funds.

                                           Very truly yours,

                                           MELLON BANK, N.A., as Agent


                                           By:
                                              Title:


                                       E-8